UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction	(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 1, 2016, the Board of Directors of AAON, Inc. (the "Company"), elected Gary D. Fields to be the Company's next President.

Mr. Fields has been a member of the Company’s Board of Directors since 2015, and will continue to serve on the Board but will no longer serve on any Board Committees.

Mr. Fields has more than 35 years of HVAC industry experience, and is resuming active management after a brief hiatus following the sale in late 2012 of his ownership interest in his previous company, Texas AirSystems. From 1983 to 2012, Mr. Fields was an HVAC equipment sales representative at (and, from 2002 to 2012, a member of the ownership group of) Texas AirSystems, the largest independent HVAC equipment and solutions provider in the state of Texas. From 2013 to 2015, Mr. Fields, through GKR Partners LTD (an HVAC business development firm owned by Mr. Fields), provided business development advice and consultation to the Company and its sales representatives.

Mr. Fields will be eligible to participate in all elements of the Company's executive compensation package. Mr. Fields and the Company have not entered into any employment agreement in connection with his election as President.

Mr. Fields does not have any family relationships with any of the Company's directors or officers and is not party to any transactions of the type listed in Item 404(a) of Regulation S-K.

A copy of the Company's press release reporting this change is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated November 3, 2016 announcing the appointment of Gary D. Fields as President of AAON, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	November 3, 2016	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary